UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2016

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35846	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 9, 2016, West Corporation (the “Company”) issued a press release announcing that it intends to commence an offering of senior secured notes due 2021 (the “Notes”) in an aggregate principal amount of $400 million for issuance in a private placement not registered under the Securities Act of 1933, as amended (the “Securities Act”). The proceeds from the offering will be used to repay a portion of the term debt outstanding under the Company’s senior secured debt facility, currently set to mature June 2018 or later. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. This Current Report on Form 8-K and its exhibits are neither an offer to sell nor a solicitation of an offer to buy any securities of the Company.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release, dated June 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST CORPORATION

Dated: June 9, 2016	By:	/s/ Jan D. Madsen
Jan D. Madsen
Chief Financial Officer